SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 24, 2004

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive Norwood, Massachusetts 02062 (781) 551-9450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02                    UNREGISTERED SALES OF EQUITY SECURITIES

On August 24, 2004, Apogee Technology, Inc. (the “Company” or “Apogee”) announced that it had entered into agreements to sell 374,242 shares of its common stock to institutional and accredited investors at a price of $4.75 per share for gross proceeds to the Company of approximately $1,800,000.  Pursuant to this financing, the investors also will receive warrants to purchase an aggregate of 187,123 shares of Common Stock, which will be exercisable for five years at a price of $5.70 per share.  Jesup & Lamont Securities Corporation served as placement agent for the transaction, and will receive a fee of 6% of the gross proceeds of the offering, together with a warrant to purchase an aggregate of 22,454 shares of Common Stock.  The offering was conducted as a private placement pursuant to the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended.

The agreements regarding this transaction are filed as Exhibits 10.1-10.4 to this current report on Form 8-K.

Further, a copy of the Apogee press release dated August 24, 2004, is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.                 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.1        Securities Purchase Agreement, dated as of August 24, 2004

10.2        Registration Rights Agreement, dated as of August 24, 2004

10.3        Form of Warrant

10.4        Addendum to Securities Purchase Agreement

99.1        Press Release of Apogee Technology, Inc. dated August 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: August 27, 2004	By:	/s/ Herbert M. Stein
Herbert M. Stein, President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of August 24, 2004
10.2	Registration Rights Agreement, dated as of August 24, 2004
10.3	Form of Warrant
10.4	Addendum to Securities Purchase Agreement
99.1	Press Release of Apogee Technology, Inc. dated August 24, 2004.